Exhibit 10.10

Execution Version

Sale and Transfer and AMENDMENT and restatement AGREEMENT

dated 10 November 2025

between

northern data ag

as Borrower

TETHER INVESTMENTS, S.A. DE C.V.

as Lender

and

Rumble Inc.

as Purchaser

relating to a loan agreement originally dated 2 November 2023

-i-

THIS AGREEMENT is dated 10 November 2025 and made between:

(1)	Northern Data AG, a stock corporation governed by German law, registered with the commercial register of the local court of Frankfurt am Main under HRB 106465 (the “Borrower”);

(2)	TETHER INVESTMENTS, S.A. DE C.V., a Salvadoran Sociedad Anónima de Capital Variable, whose registered office is at Final Av. La Revolucion, Colonia San Benito, Edif. Centro, Corporativo Presidente Plaza, Nivel 12, Oficina 2, Distrito de San Salvador, Municipio de San Salvador Centro, Republica de El Salvador (formerly Tether Investments Ltd.) (the “Lender”); and

(3)	Rumble Inc., a corporation established under the laws of the state of Delaware, United States of America (“Purchaser”)

(together the “Parties”, and each a “Party”).

RECITALS:

(A)	Reference is made to the loan agreement dated 2 November 2023 between the Borrower and originally Zettahash Inc. as lender as amended from time to time prior to the date of this Agreement (the “Original Loan Agreement”). The Lender has acquired all rights and obligations under the Original Loan Agreement from Zettahash Inc.

(B)	It has been agreed that (i) the rights and obligations of the Lender under the Original Loan Agreement shall be assigned and transferred by assumption of contract (Vertragsübernahme) to a subsidiary to be designated by the Purchaser as set out in this Agreement and (ii) the terms of the Original Loan Agreement shall be amended and restated in the manner (and subject to the conditions) set out below.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“2025 Amendment Date” means, unless this Agreement has been terminated by any Party in accordance with Clause 6 below, the date on which the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to it or has waived receipt of such documents and evidence. The Lender shall notify the Borrower promptly upon being so satisfied.

“Amended Loan Agreement” means the Original Loan Agreement, as amended and restated in the form set out in Schedule 2 (Form of Amended Loan Agreement).

“Business Combination Agreement” means the business combination agreement to be entered into between the Borrower and Rumble Inc. on or around the date hereof.

“Existing Defaults” means the Q1 2025 Financial Covenant Breaches, as defined in the Reservation of Rights Letter.

“Reservation of Rights Letter” means the reservation of rights letter dated 20 May 2025 from the Lender to the Borrower issued under the Original Loan Agreement.

“Rumble NODE HoldCo” means an indirect wholly-owned subsidiary of Rumble Inc. to be formed as part of the consummation of the Tender Offer under the laws of the Republic of Ireland, which shall directly hold all shares in the entity making the Tender Offer.

“Tender Offer” has the meaning given to that term in the Amended Loan Agreement.

“Tether/Rumble Loan Agreement” means the loan agreement to be entered into between the Lender as lender and Rumble NODE HoldCo as borrower on or around the 2025 Amendment Date.

“Transaction Support Agreement” means the transaction support agreement to be entered into between the Lender and Rumble Inc. on or around the date hereof.

1.2	Incorporation of defined terms

Unless a contrary indication appears, a term defined in the Original Loan Agreement has the same meaning in this Agreement.

1.3	Clauses

In this Agreement, any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in, or a Schedule to, this Agreement.

2.	Sale and transfer by assumption of contract (Vertragsübernahme) of Original Loan Agreement

2.1	The Parties agree that with effect as of the 2025 Amendment Date:

(a)	the Lender hereby sells and transfers (verkauft und tritt ab) by way of assignment and transfer by assumption of contract (Vertragsübernahme) to the Purchaser all rights and obligations of the Lender under the Original Loan Agreement, including any rights in respect of the Loan, including all rights and obligations resulting therefrom and connected thereto, in particular the right to receive interest payments in respect of the Loan and repayment of the Outstanding Loan Amount, in each case in accordance with the terms and conditions of the Original Loan Agreement. The Purchaser hereby accepts (nimmt an) such sale and transfer by way of assignment and transfer by assumption of contract (Vertragsübernahme) from the Lender and, upon the occurrence of the 2025 Amendment Date, the Purchaser hereby assumes the Lender’s position as lender under the Original Loan Agreement with debt discharging effect (schuldbefreiende Vertragsübernahme) from the Lender; and

(b)	the Purchaser hereby accepts (nimmt an) such sale and transfer by way of assignment and transfer by assumption of contract (Vertragsübernahme) from the Lender and agrees to assume the Lender’s position as lender under the Original Loan Agreement, including in respect of the Loan, with debt discharging effect (schuldbefreiende Vertragsübernahme) from the Lender.

2.2	With effect as of the 2025 Amendment Date, the Lender shall cease to have any rights and obligations under or in connection with the Original Loan Agreement and shall cease to be a party to the Original Loan Agreement.

2.3	The purchase price to be paid by the Purchaser to the Lender as consideration for the sale and transfer of the Original Loan Agreement, and all rights and obligations pertaining thereto (in each case as set out above), in particular the claim for repayment of the Loan, (the “Purchase Price”) shall be equal to the Outstanding Loan Amount as at the 2025 Amendment Date. The Lender and the Purchaser agree that the Purchase Price shall not be paid in cash, but shall be settled by (i) Rumble NODE HoldCo exchanging 50.0% of the Purchase Price for the number of shares of the Purchaser’s Class A common stock (which the Purchaser shall have contributed to Rumble NODE HoldCo for issuance to the Lender) equal to such share of the Purchase Price divided by $7.88 (subject to adjustment for any stock split, reverse stock split or stock dividend) (as converted to € using the exchange rate as promulgated by the European Central Bank on the last trading day prior to the applicable exchange date) (the “Equity Issuance”) and (ii) the remaining 50.0% of the Purchase Price as loan from the Lender to Rumble NODE Holdco, subject to, and in accordance with, the provisions of the Tether/Rumble Loan Agreement.

2.4	The parties agree that the mechanics for the Equity Issuance shall be done in accordance with the same mechanics set forth in that certain Equity Commitment Agreement, dated as of the date hereof, between the Purchaser and the Lender, applied mutatis mutandis, under Section 2.01(b) (ability to receive pre-funded warrant in lieu of shares), Section 2.02 (exemption and legending), Section 3 (Representations and Warranties) and Section 4 (Covenants).

2.5	The Borrower hereby consents to the transfer and assignment by way of assumption of contract (Vertragsübernahme) of the Original Loan Agreement, including any rights in respect of the Loan, including any rights and obligations related thereto, pursuant to this Clause 2.

3.	Amendment and restatement of Original Loan Agreement; Temporary option to capitalize interest; Limited waiver

3.1	On the 2025 Amendment Date, immediately following the effectiveness of the sale and transfer of the Original Loan Agreement pursuant to Clause 2 above, the Original Loan Agreement shall be amended and restated in the form set out in Schedule 2 (Form of Amended Loan Agreement).

3.2	In respect of the Outstanding Loan Amount after lapse of each Interest Period starting as from 1 July 2025 until the Interest Period during which the closing of the Tender Offer occurs (each a “Relevant Interest Period”), the Borrower may notify the Lender in a written capitalization notice (e-mail sufficient), which shall be delivered at the latest 10 Business Days after the last day of the Relevant Interest Period, with reference to this Clause 3.2 that it intends to elect to capitalize the interest to be payable on the last day of the Relevant Interest Period (each a “Relevant Interest Payment Date”) pursuant to Clause 5.4 of the Original Loan Agreement (the “Relevant Capitalization Notice” and the “Relevant Capitalization Amount”). If the Borrower has notified the Lender with the Relevant Capitalization Notice, the Relevant Capitalization Amount shall then, with effect from the Relevant Interest Payment Date, not be payable in cash and will be added to the outstanding principal amount of the Loan and shall for the purposes of the Original Loan Agreement, as amended from time to time, be treated as part of the principal amount of the Outstanding Loan Amount and forthwith bear interest in accordance with the terms of this Agreement as part of the Outstanding Loan Amount.

3.3	As from the date of this Agreement until the earliest of (i) the date on which any of the conditions of the Tender Offer can no longer be satisfied or the Tender Offer is otherwise terminated or suspended, (ii) the date on which the Transaction Support Agreement is terminated, and (iii) the date on which the Business Combination Agreement is terminated, the Lender agrees not to enforce any rights it may have pursuant to clause 4.2 of the Original Loan Agreement in respect of any Existing Default (the “Suspended Rights”), provided that the Borrower remains in compliance with clauses 4 and 5 of the Reservation of Rights Letter. The Lender and the Borrower agree that the Tender Offer, including any preparatory acts and the negotiation, execution and consummation of the Tender Offer or any other agreement or transaction entered into under, or in connection with, the Tender Offer, shall not constitute a misrepresentation under, or breach of any undertaking in, the Reservation of Rights Letter, whether or not the Tender Offer is finally consummated and further provided that following the 2025 Amendment Date, the Lender definitely and without any further declaration by the Lender foregoes each of the Suspended Rights.

4.	Cash Consideration Amount

4.1	If a Cash Payment (as defined in the Business Combination Agreement) is to be paid to shareholders of the Borrower under the Business Combination Agreement and earnouts are to be paid to the Lender under the Transaction Support Agreement and other shareholders of the Borrower having entered into similar agreements (the aggregate amount of such payments the “Cash Consideration Amount”), the Purchaser may fund the Cash Consideration Amount by drawing a corresponding amount under the Tether/Rumble Loan Agreement. To this end, the Purchaser shall deliver a corresponding draw-down request no later than five (5) Business Days prior to the requested funding date, provided that no funding shall be due prior to closing of the Tender Offer.

4.2	The portion of the Loan granted to fund the Cash Consideration Amount shall bear interest of (i) zero percent per annum. for the period from and including the date of the closing of the Tender Offer to and including the date falling six months after the date of the closing of the Tender Offer and (ii) the same rate as the Tether/Rumble Loan Agreement thereafter.

4.3	The Purchaser shall repay the amount borrowed to fund the Cash Consideration Amount on the date on which all other amounts outstanding under the Tether/Rumble Loan Agreement that do not constitute the Cash Consideration Amount are repaid.

5.	Representations and warranties

The Borrower represents and warrants to the Lender that:

(a)	no default (other than the Existing Defaults) is continuing under the Original Loan Agreement as at the date of this Agreement or is reasonably likely to result from the entry into, the performance of, or any transaction contemplated by, this Agreement; and

(b)	all the representations and warranties set out in clause 8 of the Amended Loan Agreement are true and correct as of, and with reference to the facts and circumstances existing on, the date of this Agreement (assuming that a reference in such representations and warranties to “this Agreement” shall include a reference to this Agreement and the Amended Loan Agreement).

6.	Termination

Any Party (in case of paragraphs (a) and (b) below) or the Lender (in case of paragraphs (c) and (d) below) may terminate this Agreement with immediate effect by notifying the other Party if:

(a)	the Business Combination Agreement or the Transaction Support Agreement is terminated;

(b)	any of the conditions of the Tender Offer can no longer be satisfied or the Tender Offer is otherwise terminated or suspended; or

(c)	any of the representations and warranties made by the Borrower in connection with this Agreement and the transactions contemplated herein (including, but not limited to, those set out in Clause 5 (Representations and warranties) above) is or proves to have been incorrect or misleading when made.

7.	Miscellaneous

7.1	Designation of new purchaser

The Purchaser is entitled, by delivery to each of the other Parties of a designation notice substantially in the form attached in the Schedule hereto duly executed by the Purchaser and Rumble NODE HoldCo, to designate Rumble NODE HoldCo (following its formation) as “Purchaser” for the purposes of this Agreement and Rumble NODE HoldCo shall, upon its countersignature of this Agreement as contemplated below, assume all the rights and obligations of Rumble Inc. under this Agreement. Upon such countersignature by Rumble NODE HoldCo of this Agreement, Rumble Inc. shall cease to have any rights and obligations under or in connection with this Agreement, the Tether/Rumble Loan Agreement or the Amended Loan Agreement (befreiende Vertragsübernahme), except for the obligation to ensure the Equity Issuance in accordance with the terms of this Agreement and the Equity Issuance as defined in and in accordance with the Tether/Rumble Loan Agreement.

7.2	Incorporation of terms

The provisions of clause 13 (Notices), clause 14.3 and clause 16 (Severability) of the Original Loan Agreement and clause 7.1 of the Reservation of Rights Letter shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

7.3	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	Governing Law

This Agreement and any dispute or claim arising out of or in connection with it, including any question regarding its existence, validity or termination, or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, German law. Venue for all disputes arising out of or in connection with this Agreement and its Schedules or their validity shall, to the extent legally possible, be Frankfurt am Main, Germany. Nothing in this Clause 8 shall affect the choice of law and venue in the Amended Loan Agreement.

9.	Costs and Expenses

The Borrower shall pay all costs and expenses, including legal fees, incurred by the Lender relating to the preparation, negotiation and execution of this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
Conditions Precedent

1.	A copy of this Agreement duly executed by the parties hereto.

2.	A copy of the Tether/Rumble Loan Agreement duly executed by the parties hereto.

3.	A copy of the Business Combination Agreement duly executed by the parties hereto.

4.	Evidence reasonably satisfactory to the Lender confirming that the Transaction Support Agreement has been consummated.

5.	Consummation of the Tender Offer.

Schedule 2
Form of Amended Loan Agreement

[Omitted.]

SIGNATURES

THE BORROWER

SIGNED for and on behalf of NORTHERN DATA AG	) ) )	/s/ John Hoffman
Signature

John Hoffman
Name

Co-Chief Executive Officer
Title

[Signature page to the Sale and Transfer and Amendment and Restatement Agreement]

THE LENDER

SIGNED for and on behalf of TETHER INVESTMENTS, S.A. DE C.V. as the Lender	) ) )	/s/ Giancarlo Devasini
Signature

Giancarlo Devasini
Name

Sole Administrator
Title

[Signature page to the Sale and Transfer and Amendment and Restatement Agreement]

THE Purchaser

SIGNED for and on behalf of Rumble Inc. as the Purchaser	) ) )	/s/ Christopher Pavlovski
Signature

Christopher Pavlovski
Name

Chief Executive Officer
Title

[Signature page to the Sale and Transfer and Amendment and Restatement Agreement]

In accordance with Clause 7.1 (Designation of new purchaser) of this Agreement, we hereby designate

____________________________________

as the “Purchaser” for all purposes of this Agreement and the Tether/Rumble Loan Agreement. We confirm that we shall remain responsible for the obligation to ensure the Equity Issuance in accordance with the terms of this Agreement and the Equity Issuance as defined in and in accordance with the Tether/Rumble Loan Agreement.

Date:

__________________________________________

For and on behalf of

Rumble Inc.

***

We hereby acknowledge and agree (i) to become the “Purchaser” for all purposes of this Agreement and the Tether/Rumble Loan Agreement and (ii) to the terms of this Agreement and the Tether/Rumble Loan Agreement.

Date:

_________________________________________

For and on behalf of

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